UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 1, 2005

                             ACCUPOLL HOLDING CORP.
                             ----------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                    000-32849              11-2751630
(State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)            File Number)         Identification No.)

           15101 RED HILL AVENUE, SUITE 220, TUSTIN, CALIFORNIA 92780
           ----------------------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (949) 200-4000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On July 1, 2005, AccuPoll Holding Corp. (the "Company") appointed William E. Nixon to the office of President and Chief Executive Officer and also as a director of the Company. Dennis Vadura resigned from the position of Chief Executive Officer and was appointed as Chairman of the Board of Directors and Chief Technology Office effective July 1, 2005. Frank Wiebe resigned from the position of President and was appointed to the office of Chief Operating Officer effective July 1, 2005.

         From 2001 to 2004, Mr. Nixon served as the President and Chief Executive Officer of Senco Sensors, Inc., a Canadian designer, marketer and manufacturer of safety products. From 1988 to 2001, Mr. Nixon served in various positions, including Controller of Peer Review Analysis, Vice President of Finance and Administration, Chief Financial Officer and Executive Vice President, of CORE, INC., a Nasdaq company that provides healthcare management services. Mr. Nixon served as Chief Financial Officer of CORE, INC. from 1993 to 2001 and as Executive Vice President of CORE, INC. from 1994 to 2001.

         Mr. Vadura was Chief Executive Officer of the Company from May 20, 2002 until July 1, 2005. Mr. Vadura also has been a director of the Company since May 20, 2002. From April 2000 to the present, Mr. Vadura has been the Chief Executive Officer of Web Tools International, Inc. From April 1999 to April 2000, Mr. Vadura was a senior technical architect employed by Electronic Data Systems. From 1996 to April 1999, Mr. Vadura was employed by companies acquired by Electronic Data Systems in similar positions.

         Mr. Wiebe was President of the Company from May 20, 2002 until July 1, 2005. From March 31, 2005 until April 6, 2005, Mr. Wiebe served as the Company's interim Acting Chief Financial Officer. Mr. Wiebe has also been a member of the Company's Board of Directors and the Company's Secretary and Treasurer since May 20, 2002. From May 2000 to the present, Mr. Wiebe has been the Vice President of Web Tools International, Inc. From November 1992 to May 2000, Mr. Wiebe was a Strategic Program Manager with Electronic Data Systems' E.solutions business unit.

         There was no arrangement or understanding between Mr. Nixon and any other person pursuant to which he was selected as a director. There was no transaction involving an amount exceeding $60,000 during the last two years, or any such proposed transaction, to which the Company was or is to be a party, in which Mr. Nixon had or is to have a direct or indirect material interest. There are no family relationships between Messrs. Nixon, Vadura or Wiebe, and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

         On July 1, 2005, the Company entered into an employment agreement with William E. Nixon, as its President and Chief Executive Officer. The employment agreement has a two-year term and provides for an annual base salary of $155,000. Upon the Company entering into contracts in the aggregate, for the sale or lease of the Company's voting systems exceeding a contract value of $10 million, Mr. Nixon's annual base salary will increase to $225,000. The agreement also provides that Mr. Nixon is entitled to participate in the Company's pension, bonus, life insurance and other benefit plans in effect from time to time. In addition, Mr. Nixon is entitled to participate in the Company's 2004 management stock incentive plan, from which the Company agreed to immediately grant Mr. Nixon 20 million incentive stock options. Bonus compensation, if any, is to be determined by the Board of Directors or the Compensation Committee of the Board of Directors, but cannot exceed 100% of Mr. Nixon's then applicable annual salary. Under the agreement, if Mr. Nixon voluntarily resigns or is terminated with cause (as defined in the agreement), he will only be entitled to receive his compensation through the date of termination. If Mr. Nixon's employment is terminated by him for good reason (as defined in the agreement) or by the Company without cause, he will be entitled to a lump-sum severance payment in an amount equal to his then current annual salary and the Company will be required to provide all of his benefits for a twelve month period. If Mr. Nixon is permanently disabled during the employment term, the Company will pay him his then current annual salary and provide all benefits through the remainder of the calendar year and a three-month period thereafter. If Mr. Nixon dies during the employment term, the Company will pay his then current annual salary through the calendar month in which such death occurs.

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         On July 1, 2005, the Company entered into an employment agreement with
Dennis Vadura as the Company's Chief Technology Officer and an employment agreement with Frank Wiebe as the Company's Chief Operating Officer. The July 1, 2005 employment agreements replace Mr. Vadura's and Mr. Wiebe's employment agreements dated May 20, 2002. The July 1, 2005 employment agreements have a two-year term and provide for an annual base salary of $155,000. Upon the Company entering into contracts in the aggregate, for the sale or lease of the Company's voting systems exceeding a contract value of $10 million, Mr. Vadura's annual base salary will increase to $225,000 and Mr. Wiebe's annual base salary will increase to $200,000. The agreements also provide that Messrs. Vadura and Wiebe are entitled to participate in the Company's pension, bonus, life insurance and other benefit plans in effect from time to time. Bonus compensation, if any, is to be determined by the Board of Directors or the Compensation Committee of the Board of Directors, but cannot exceed 100% of Mr. Vadura's and Mr. Wiebe's then applicable annual salaries. Under the agreements, if Messrs. Vadura or Wiebe voluntarily resign or if they are terminated with cause (as defined in the agreement), they will only be entitled to receive their compensation through the date of termination. If Mr. Vadura's or Mr. Wiebe's employment is terminated by them for good reason (as defined in the agreement) or by the Company without cause, they will be entitled to a lump-sum severance payment in an amount equal to their then current annual salary and the Company will be required to provide all of their benefits for a twelve month period. If Messrs. Vadura or Wiebe is permanently disabled during the employment term, the Company will pay them their then current annual salary and provide all benefits through the remainder of the calendar year and a three-month period thereafter. If Messrs. Vadura or Wiebe dies during the employment term, the Company will pay their then current annual salary through the calendar month in which such death occurs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) EXHIBITS.

EXHIBIT NUMBER                             DESCRIPTION
--------------   ---------------------------------------------------------------
10.1             Employment Agreement of William E. Nixon dated July 1, 2005
10.2             Employment Agreement of Dennis Vadura dated July 1, 2005
10.3             Employment Agreement of Frank Wiebe dated July 1, 2005
99.1             Press Release issued June 30, 2005

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACCUPOLL HOLDING CORP.

Date: July 7, 2005                           /S/ WILLIAM E. NIXON
                                             -----------------------------------
                                             William E. Nixon
                                             Chief Executive Officer

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